UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 9, 2011

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-25705	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2011, GSI Group Inc. (the “Company”) announced that it will appoint Robert Buckley as its Chief Financial Officer, effective on the earliest of (i) the first business day following the date on which the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 under the Securities Exchange Act of 1934, as amended, or (ii) a date elected by Mr. Buckley in a written notice to the Company providing that he elects to commence his services as Chief Financial Officer of the Company on such date (and which date must be on or following the date such written notice is provided) (the “CFO Date”). Between February 22, 2011 (or such other date agreed to in writing between Mr. Buckley and the Company) (the “Effective Date”) and the CFO Date (the “Transition Period”), Mr. Buckley will serve as an advisor to the Company’s Chief Executive Officer. Mr. Buckley will succeed Glenn E. Davis, who has served as the Company’s principal financial officer since April 2010. Mr. Buckley holds a Bachelor of Arts degree in business administration and finance from Manhattanville College and a Master of Business Administration from UCLA.

Mr. Buckley, age 36, joins the Company after a 10-year career with PerkinElmer, Inc., a provider of technology and services to the diagnostics, research, environmental, safety and security, industrial and laboratory services markets, where he served in several financial positions of increasing responsibility. Since September 2008, Mr. Buckley has been serving as vice president and chief financial officer of PerkinElmer’s Environmental Health business. From September 2005 to 2008, Mr. Buckley was chief financial officer for Asia at PerkinElmer. From April 2001 to August 2005, Mr. Buckley served in various financial director roles at PerkinElmer. Prior to joining PerkinElmer, Mr. Buckley held management positions with Honeywell International, Inc. and was an advisor at Georgeson & Company, Inc.

On February 10, 2011, the Company and Mr. Buckley entered into an employment agreement (the “Employment Agreement”) providing for the employment of Mr. Buckley in an advisory capacity during the Transition Period and as the Company’s Chief Financial Officer on and after the CFO Date for an initial term of three years from the Effective Date (the “Initial Term”). The Initial Term of Mr. Buckley’s employment will automatically be extended for successive one-year periods unless either the Company or Mr. Buckley gives 90-days notice of non-extension to the other party (the Initial Term and any such successive one-year periods, collectively, the “Term”). Mr. Buckley will receive an initial base salary of $325,000 per year, subject to review and upward adjustment by the Company’s Board of Directors (the “Board”) in its sole discretion. In addition, on the Effective Date the Company will grant Mr. Buckley 110,000 restricted stock units (the “Sign-On RSUs”) pursuant to the GSI Group Inc. 2010 Incentive Award Plan. The Sign-On RSUs will vest in substantially equal installments over three years from the Effective Date and will become fully vested immediately prior to a Change in Control (as defined in the Employment Agreement).

Beginning with respect to 2011, Mr. Buckley will be eligible to receive an annual performance-based cash bonus of 65% of his annual base salary (the “Target Bonus”) payable upon the attainment of individual and Company performance goals established by the Board in consultation with Mr. Buckley, which the Board may increase at its discretion should such performance goals be exceeded. With respect to 2011, Mr. Buckley will receive a minimum cash bonus equal to 85% of the Target Bonus even if his individual and/or the Company performance goals are not attained.

In March 2011, the Company will grant Mr. Buckley the 2011 annual equity compensation award in the form of 50,000 restricted stock units (the “2011 RSUs”), which will vest in substantially equal installments over three years from the date of grant and will become fully vested immediately prior to a Change in Control. Beginning in 2012, Mr. Buckley will be granted an annual equity compensation award equal to 150% of his annual base salary in each applicable year of the Term (collectively, the “Annual Equity Awards”). The Annual Equity Awards will become fully vested immediately prior to a Change in Control and will otherwise be subject to the same vesting schedule and other general terms and conditions as annual equity awards made to other senior executives of the Company.

If Mr. Buckley’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or by Mr. Buckley for Good Reason (as defined in the Employment Agreement), then the Company will (i) continue to pay the annual base salary for 18 months in accordance with the Company’s regular payroll practices; provided that if such termination occurs within 12 months after a Change in Control, then, in lieu of the foregoing annual base salary payments, the Company will pay Mr. Buckley a lump sum equal to 200% of his annual base salary, (ii) pay Mr. Buckley a pro rata portion of any performance-based cash bonus to which he would have been entitled had he remained employed by the Company, (iii) cause any unvested Sign-On RSUs to be become vested, the pro rata portion of the 2011 RSUs and any Annual Equity Awards subject to service-based vesting to become vested, and the pro rata portion of any Annual Equity Awards subject to performance-based vesting to which he would have been entitled based on actual performance to become vested; provided that if such termination occurs while Mr. Buckley is unable to engage in substantial gainful activity that may reasonably be expected to result in Disability (as defined in the Employment Agreement), then the Company will cause the Sign-On RSUs, the 2011 RSUs, and all Annual Equity Awards subject to service-based vesting to be fully vested and all Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance.

If Mr. Buckley’s employment is terminated due to death or by the Company due to Disability, then the Company will (i) pay Mr. Buckley a pro rata portion of any performance-based cash bonus to which he would have been entitled had he remained employed by the Company, and (ii) cause any unvested Sign-On RSUs, 2011 RSUs and Annual Equity Awards subject to service-based vesting to become fully vested, and (iii) cause all Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance.

The Company (and a wholly-owned subsidiary thereof) will each also enter into an indemnification agreement with Mr. Buckley, both of which are attached as Exhibits A and B to the Employment Agreement.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1, and incorporated herein by reference.

On February 9, 2011, the Board also approved a cash bonus in the amount of $150,000 for Mr. Davis, $50,000 of which will be payable when normal corporate bonuses are paid and $100,000 of which would be paid if Mr. Davis remains an employee of the Company on May 1, 2011 or is terminated by the Company prior to May 1, 2011.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

10.1	Employment Agreement, dated as of February 10, 2011, between GSI Group Inc. and Robert Buckley.
99.1	Press Release dated as of February 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc. (Registrant)

Date: February 11, 2011	By:	/s/ John Roush
John Roush Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement, dated as of February 10, 2011, between GSI Group Inc. and Robert Buckley.

99.1	Press Release dated as of February 11, 2011.

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